As filed with the Securities and Exchange Commission on December 11, 1997

                              Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         COUSINS PROPERTIES INCORPORATED
             (Exact name of registrant as specified in its charter)


                   Georgia                                  58-0869052
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                   Identification No.)

                            2500 Windy Ridge Parkway
                           Atlanta, Georgia 30339-5683
     (Address, including zip code, of registrant's principal executive offices)


                         COUSINS PROPERTIES INCORPORATED
                            1995 STOCK INCENTIVE PLAN

                   COUSINS PROPERTIES INCORPORATED STOCK PLAN
                        FOR OUTSIDE DIRECTORS, AS AMENDED
                            (Full title of the plans)


                               TOM G. CHARLESWORTH
              Senior Vice President, Secretary and General Counsel
                         Cousins Properties Incorporated
                            2500 Windy Ridge Parkway
                           Atlanta, Georgia 30339-5683
                                  (770) 955-2200
                 (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)

                                   Copies to:
                              ALAN J. PRINCE, ESQ.
                                 King & Spalding
                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                                  (404) 572-4600


                         CALCULATION OF REGISTRATION FEE


                                                           Proposed Maximum       Proposed Maximum
                                              Amount to    Offering Price Per    Aggregate Offering    Amount of
Title of Securities to be Registered        be Registered       Share(1)             Price(1)         Registration Fee
------------------------------------        -------------  ------------------    ------------------   ----------------


Common Stock, par value $1.00 per share           825,000            $30.6875           $25,317,188             $7,469N
----------------------------------------    -------------  ------------------    ------------------   ----------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Cousins Properties Incorporated on December 10, 1997.

                                     PART II


         This Registration Statement on Form S-8 relates to (i) an additional 500,000 shares of common stock, par value $1.00 (the "Common Stock"), of Cousins Properties Incorporated (the "Company") to be issued to employees of the Company and certain subsidiaries pursuant to the Cousins Properties Incorporated 1995 Stock Incentive Plan and (ii) an additional 325,000 shares to be issued to outside directors pursuant to the Cousins Properties Incorporated Stock Plan for Outside Directors. As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference
           -----------------------------------------------
         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

         1. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996;

         2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-11312) dated August 4, 1992, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. The Company's Registration Statement on Form S-8 (File No. 33-56787) filed with the Commission on December 8, 1994.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         -------------------------
         Inapplicable.

Item 5.  Interest of Named Experts and Counsel
         -------------------------------------
         Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------
         Inapplicable.

Item 7.  Exemptions from Registration Claimed
         ------------------------------------
         Inapplicable.

Item 8.  Exhibits
         --------
                      Exhibit       Description
                      -------       -----------
                      5.1           Opinion of King & Spalding

                      23.1          Consent of Arthur Andersen LLP

                      23.2          Consent of Ernst & Young LLP -
                                    CSC Associates, L.P.

                      23.3          Consent of Ernst & Young LLP -
                                    Haywood Mall Associates

                      23.4          Consent of King & Spalding (included in
                                    Exhibit 5.1)

                      24.1 Power of Attorney (included on signature page)

                      99.1 Cousins Properties Incorporated 1995 Stock Incentive Plan (filed as Exhibit A to the Company's Proxy Statement dated March 29, 1996 and incorporated herein by reference thereto)

                      99.2 Cousins Properties Incorporated Stock Plan for Outside Directors, as amended (filed as Exhibit B to the Company's Proxy Statement dated March 28, 1997 and incorporated herein by reference thereto)

Item 9.               Undertakings
                      ------------
                      (a)      The undersigned Registrant hereby undertakes:

                               (1)  To  file,  during  any  period  in which
                                    offers  or  sales  are  being  made,   a
                                    post-effective    amendment    to   this
                                    Registration Statement:

                                    (A) To include any prospectus required
                                        by Section 10(a)(3) of the Securities
                                        Act of 1933;

                                    (B) To reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the Registration Statement (or
                                        the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
                                        Notwithstanding the foregoing, any
                                        increase or decrease in volume of
                                        securities offered (if the total dollar
                                        value of securities offered would not
                                        exceed that which was registered) and
                                        any deviation from the low or high and
                                        of the estimated maximum offering range
                                        may be reflected in the form of
                                        prospectus filed with the Commission
                                        pursuant to Rule 424(b) if, in the
                                        aggregate, the changes in volume and
                                        price represent no more than 20% change
                                        in the maximum aggregate offering price
                                        set forth in the "Calculation of
                                        Registration Fee" table in the effective registration statement; and

                                    (C) To include any material information
                                        with respect to the plan of distribution
                                        not previously   disclosed   in  the
                                        Registration Statement or any material
                                        change to such information in the
                                        Registration Statement;

                               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) The  undersigned   Registrant  hereby  undertakes
                               that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar  as   indemnification   for   liabilities
                               arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The financial statements of the Company incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report appearing in such Form 10-K, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. In that report, that firm states, with respect to certain joint ventures, its opinion is based on the reports of other independent public accountants, namely Ernst & Young LLP. The financial statements and supporting schedules referred to above have been incorporated by reference herein in reliance upon the authority of said firms as experts in giving said reports.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cobb County, State of Georgia on the 11th day of December, 1997.


                                           COUSINS PROPERTIES INCORPORATED



                                           By:  /s/ Tom G. Charlesworth
                                                Tom G. Charlesworth
                                                Senior Vice President,
                                                Secretary and General Counsel


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. DuPree, Tom G. Charlesworth and Peter A. Tartikoff and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 11th day of December, 1997.


  Signature                              Title
  ---------                              -----



  /s/ Thomas G. Cousins                  Chairman of the Board of Directors
  Thomas G. Cousins                      and Chief Executive Officer
                                         (Principal Executive Officer)



  /s/ Peter A. Tartikoff                 Senior Vice President and Chief
  Peter A. Tartikoff                     Financial Officer (Principal Financial
                                         Officer)



  /s/ Kelly Barrett                      Senior Vice President--Finance
  Kelly Barrett                          (Principal Accounting Officer)

   Signature                             Title
   ---------                             -----


  /s/ Richard W. Courts, II              Director
  Richard W. Courts, II


  /s/ Terence C. Golden                  Director
  Terence C. Golden


  /s/ Boone A. Knox                      Director
  Boone A. Knox


  /s/ William Porter Payne               Director
  William Porter Payne


  /s/ Richard E. Salomon                 Director
  Richard E. Salomon

  EXHIBIT INDEX
  -------------

  Exhibit             Description
  -------             -----------

  5.1                 Opinion of King & Spalding

  23.1                Consent of Arthur Andersen LLP

  23.2                Consent of Ernst & Young LLP -
                      CSC Associates, L.P.

  23.3                Consent of Ernst &  Young LLP -
                      Haywood Mall Associates

  23.4                Consent of King & Spalding (included
                      in Exhibit 5.1)

  24.1                Power of Attorney (included on signature page)

  99.1                Cousins Properties Incorporated 1995
                      Stock Incentive Plan (filed as Exhibit A to the Company's Proxy Statement dated March 29, 1997 and incorporated herein by reference thereto)

  99.2 Cousins Properties Incorporated Stock Plan for Outside Directors, as amended (filed as Exhibit B to the Company's Proxy Statement dated March 28, 1996 and incorporated herein by reference thereto)

                                   EXHIBIT 5.1

                          (King & Spalding Letterhead)


                                 KING & SPALDING

                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                            Telephone: 404/572-4600
                            Facsimile: 404/572/5100




                                December 11, 1997



Cousins Properties Incorporated
2500 Windy Ridge Parkway
Atlanta, Georgia 30339

     Re:      Cousins Properties Incorporated--Form S-8 Registration Statement

Gentlemen:

         We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to (i) an additional 500,000 shares of the Company's common stock, par value $1.00 per share, to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the Cousins Properties Incorporated 1995 Stock Incentive Plan, as amended, and (ii) an additional 325,000 shares of Common Stock to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the Cousins Properties Incorporated Stock Plan for Outside Directors, as amended (together with the 1995 Stock Incentive Plan, the "Stock Plans") (all such shares and options referred to in clauses (i) and (ii) are referred to herein as the "Shares" and "Options," respectively).

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued pursuant to the Stock Plans or upon exercise of the Options granted pursuant to the Stock Plans will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable

Cousins Properties Incorporated
December 11, 1997
Page 2


against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         a.       The Shares are duly authorized; and

         b. When the Shares are issued pursuant to the Stock Plans or upon exercise of the Options granted pursuant the Stock Plans against payment therefor, as the case may be, as provided in the Stock Plans, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Cousins Properties Incorporated in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 /s/ King & Spalding

                                                 KING & SPALDING

                                  EXHIBIT 23.1

                         Consent of Arthur Andersen LLP





  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1997 included and incorporated by reference in Cousins Properties Incorporated's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


  Arthur Andersen LLP

  Atlanta, Georgia
  December 10, 1997

                                  EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to Cousins Properties Incorporated 1995 Stock Incentive Plan and the Cousins Properties Incorporated Stock Plan for Outside Directors, as Amended, and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the financial statements and schedule of CSC Associates, L.P., included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP



Atlanta, Georgia
December 8, 1997

                                  EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

             We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 to be filed on December 11, 1997) pertaining to the Cousins Properties Incorporated 1995 Stock Incentive Plan and the Cousins Properties Incorporated Stock Plan for Outside Directors, as Amended, and the incorporation by reference therein of our report dated January 31, 1997, with respect to the financial statements and schedule of CSC Associates, L.P. and our report dated February 6, 1997, with respect to the financial statements and schedule of Haywood Mall Associates, included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP


  Atlanta, Georgia
  December 8, 1997